Landry’s Restaurants, Inc.’s Board Approves Amendment to Merger Agreement with

Tilman J. Fertitta

HOUSTON, October 18, 2008—Landry’s Restaurants, Inc. (NYSE:LNY; the “Company”) today announced that it has entered into an amendment to the merger agreement previously entered into with Fertitta Holdings, Inc. (“Fertitta”), a newly formed holding company, wholly-owned by Tilman J. Fertitta, the Chairman, Chief Executive Officer and President of the Company, whereby Fertitta agreed to acquire all of the outstanding common stock of the Company.  Mr. Fertitta owns approximately 39% of the outstanding shares of the Company’s common stock.  The amended merger agreement provides that, among other things, Fertitta will acquire the outstanding shares of the Company’s common stock for $13.50 per share, a premium of 49% over the closing price of the Company’s common stock on October 17, 2008.

The Company had previously announced it had been advised by Mr. Fertitta that in view of the unprecedented collapse of the credit markets, the closure of the Company’s Kemah and Galveston properties and the slow down in the casual dining and gaming industries, the financing to complete the merger at the previously agreed upon price was in jeopardy.  As part of a compromise that was reached among the Company, Fertitta and Jefferies Funding, LLC, Jefferies & Company, Inc., Jefferies Finance, LLC and Wells Fargo Foothill, LLC (the “Lenders”), the Lenders agreed under their amended debt financing commitment and Fertitta agreed under the amended merger agreement that they would not claim that a material adverse effect had occurred as a result of the occurrence of any event known to them through the date of execution of the amended financing commitment and the amended merger agreement, respectively. Moreover, due to the credit market crisis, and the substantial increase in the cost of capital as well as the limited availability of capital, the Lenders agreed under the amended debt financing commitment to provide Fertitta with only $500.0 million in funded debt financing for the acquisition on terms reflecting the current credit market disruption. As part of the compromise reached among the parties, Fertitta negotiated and obtained on behalf of the Company an alternative financing commitment from the Lenders to provide the Company with alternative financing on terms similar to the terms for the transaction financing in the event the acquisition is not consummated and certain other conditions are satisfied. The alternative financing would be sufficient to repay the Company’s existing indebtedness which is subject to acceleration and redemption starting in December of this year. Fertitta’s negotiations therefore allow stockholders to vote on the transaction knowing that alternative financing is available to the Company.

The Company’s Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors (the “Special Committee”), has approved the amended merger agreement and has recommended that the Company’s stockholders vote in favor of the amended merger agreement. The Special Committee also approved the terms of the alternative financing commitment in the event the transaction was not consummated.  The Company’s Board of Directors has also recommended that the Company’s stockholders vote in favor of the amended merger agreement. Cowen and Company served as financial advisor to the Special Committee and rendered a fairness opinion in connection with the revised transaction.

Under the amended merger agreement, there is a new “go-shop” provision whereby the Special Committee, with the assistance of its independent advisors, will actively solicit superior acquisition proposals from third parties for another 30 days following the signing of the amended merger agreement.  The Company does not intend to disclose developments with respect to this solicitation process unless and until the Special Committee has made a decision with respect to alternative proposals, if any, it receives. No assurances can be given that the solicitation of superior proposals will result in an alternative transaction.

A stockholders meeting to consider the amended merger agreement is expected to be held in December of this year, and the amended merger agreement requires the approval of a majority of the outstanding shares of the Company’s common stock. The closing of the transaction is expected to occur in the first calendar quarter of 2009, and in any event prior to February 15, 2009, the new expiration date of the Lenders’ financing commitment and is subject to customary closing conditions and performance criteria, including no material adverse effect on the Company’s results and operations prior to closing, although all known material adverse effects through the date of execution of the amended debt financing commitment and amended merger agreement have been waived by the Lenders and Fertitta.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby.  Stockholders are cautioned that all forward- looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Fertitta; the outcome of any legal proceedings that have been, or may be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters as amended delivered pursuant to the merger agreement as amended; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; whether the final property and business interruption losses resulting from Hurricane Ike will be in accordance with the Company’s current estimate; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions, weather, management turnover, higher interest rates and gas prices, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy and other risks described in the filings of the Company with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  The Company may not update or revise any forward-looking statements made in this press release.

Information about the Previously Announced Merger and Where to Find It

In connection with the proposed merger, the Company has filed a preliminary proxy statement and related materials with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Landry’s Restaurants, Inc. Investor Relations, 1510 West Loop South, Houston, TX 77027, telephone: (713) 850-1010 or on the Company’s website at http://www.landrysrestaurants.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information regarding the interests of the Company’s participants in the solicitation will be included in the definitive proxy statement relating to the proposed merger when it becomes available.

	Steven L. Scheinthal	Rick H. Liem
	Executive Vice President and General Counsel	Executive Vice President and CFO
CONTACT:	(713) 850-1010	(713) 850-1010